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                                                                   Exhibit 10.14


                                    FORM OF
                                AT WILL EMPLOYEE
                        RETENTION / SEVERANCE AGREEMENT


     AGREEMENT by and between Arch Mineral Corporation ("The Company"), and ________ (the "Executive"), dated as of the 4th day of April, 1997.

     The Company wishes to assure that it will have the continued dedication of the Executive, notwithstanding any uncertainties regarding Executive's status as a result of the Merger of Arch Mineral Corporation ("Arch") and Ashland Coal, Inc. ("Ashland Coal") pursuant to the Agreement and Plan of Merger dated as of April 4, 1997 (the "Merger"). The Board of Directors of the Company (the "Board") believes it is imperative to diminish the inevitable distraction of the Executive by virtue of the personal uncertainties and risks created by the Merger, to encourage the Executive's full attention and dedication to the Company and to a successful transition, and to provide the Executive with compensation arrangements in the event of a termination of Executive's employment by the Company without "Cause" (as defined herein) or by Executive for "Good Reason" (as defined herein), at any time during the term hereof, which provide the Executive with individual financial security and which are competitive with those of other corporations and, in order to accomplish these objectives, the Board has caused the Company to enter into this Agreement.

     NOW, THEREFORE, IT IS HEREBY AGREED AS FOLLOWS:

     1.  Certain Definitions.
         --------------------

     (a) The "Effective Date" shall be the effective date of the Merger, provided, however, that if the Executive's employment is terminated by the Company without "Cause" or if Executive is assigned by the Company to a new job assignment which is not a Comparable Position prior to the date on which the Merger occurs, and the Executive can demonstrate that such termination or reassignment by the Company was in contemplation of the Merger, then for all purposes of this Agreement the ''Effective Date" shall mean the date immediately prior to the date of such termination or reassignment, as the case may be.

     (b) "Cause" means (i) the failure by Executive substantially to perform Executive's duties with the Company in Executive's current position or a Comparable Position, (ii) the willful misconduct or gross negligence of Executive, or (iii) the failure by Executive substantially to perform Executive's duties under this Agreement.

     (c) "Comparable Position" means employment of Executive by the Company in a new job assignment which is consistent with Executive's abilities, in the Company's sole discretion, which has a salary midpoint at least equal to 85% of the salary midpoint of Executive's current job assignment.

     (d) "Company" as used in Section 1(c) shall mean Arch, Ashland Coal, the company surviving the Merger, Ashland Inc. and any of their respective subsidiaries and divisions and, subject to Section 10(b) hereof, their respective successors.

     (e) "Good Reason" means (i) any purported termination by the Company of Executive's employment for Cause which is finally determined by an independent arbiter or judicial finding not to be for Cause, (ii) the assignment of Executive, without Executive's specific written consent, to a new job assignment which is not a Comparable Position, (iii) any failure by the Company to comply with and satisfy the requirements of Section 3 or Section 12(b) of this Agreement, or (iv) any other reason which the Company and Executive shall agree in writing shall constitute Good Reason.

     2.  Agreement Period.  The Company hereby agrees to provide to Executive
         ----------------
the benefits and protections described herein, in consideration of the services provided to the Company by Executive after the date of this Agreement and of the agreements of Executive herein, for the period commencing on the Effective Date and ending on the earlier to occur of (a) the first anniversary of the Effective Date, or (b) the first day of the month coinciding with or next following Executive's retirement in accordance with any retirement plan or program of the Company (the "Agreement Period").

     3.  Terms of Employment.
         --------------------

     (a) Position and Duties.  During the Agreement Period, the Company agrees
         -------------------
to employ Executive in Executive's position immediately preceding the Effective Date or in a Comparable Position and, excluding any periods of vacation and/or sick leave to which Executive is eligible, Executive agrees to devote Executive's full business time and attention to the business and affairs of the Company, to discharge the responsibilities assigned to Executive hereunder, to use Executive's reasonable best efforts to perform faithfully and efficiently such responsibilities, and to assist in a smooth and successful transition after the Merger.

     (b)  Compensation.
          ------------

          (i) Base Salary and Benefits. During the Agreement Period, Executive
              ------------------------
shall receive a base salary ("Base Salary") at a monthly rate at least equal to the highest monthly base salary paid to Executive by the Company during the 90-day period immediately preceding the Effective Date and shall participate in the Company's salaried employee benefit plans in accordance with Company practices.

          (ii) Relocation.  If Executive agrees to be based more than fifty (50)
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miles from Executive's current location, Executive shall be entitled to relocation benefits under the Company's relocation plan, which shall include provision for gross-up for taxes on relocation payments and a relocation bonus in an amount equal to 15% of Executive's Base Salary, payable within 30 business days after the Executive's actual relocation. This relocation bonus is in lieu of the relocation bonus under the Company's relocation plan.


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

     4.  Termination.
         -----------

     (a) Termination.  Executive's employment may be terminated at any time
         -----------
during the Agreement Period by the Company for Cause or any other reason, by the Executive for Good Reason or any other reason, or upon the occurrence of any of the following events:

         (i)   Death. This Agreement shall terminate automatically upon
               -----
Executive's death.

         (ii)  Disability. The Company may terminate this Agreement after having
               ----------
established Executive's Disability (pursuant to the definition of "Disability" set forth below), by giving to Executive written notice of its intention to terminate Executive's employment. In such a case, Executive's employment with the Company shall terminate effective on the 30th day after receipt of such notice (the "Disability Effective Date"), if, within the 30 days after such receipt, Executive shall not have returned to full-time performance of Executive's duties. For purposes of this Agreement, "Disability" means disability which qualifies as a long term disability under the applicable long term disability policy of the Company which, at least 26 continuous weeks after its commencement, is determined to be total and permanent by a physician selected by the Company or its insurers.

     (b) Notice of Termination.  Any termination by the Company for Cause or by
         ---------------------
Executive for Good Reason shall be communicated by Notice of Termination to the other party hereto given in accordance with Section 12(b) of this Agreement.
For purposes of this Agreement, a "Notice of Termination" means a written notice which (i) indicates the specific termination provision in this Agreement relied upon, (ii) sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of Executive's employment under the provision so indicated, and (iii) if the termination date is other than the date of receipt of such notice, specifies the termination date.

     (c) Date of Termination.  If the Executive's employment is terminated by
         -------------------
the Company other than for Cause, Death or Disability or by Executive for Good Reason, the Date of Termination shall be 30 days after delivery of the Notice of Termination. If Executive's employment is terminated by reason of Death or Disability, the Date of Termination shall be Executive's date of death or Disability Effective Date, as the case may be. If Executive's employment is terminated by the Company for Cause or by Executive for other than Good Reason, the Date of Termination means the date of receipt of the Notice of Termination or any later date that may be specified therein.

     5.  Obligations of the Company upon Termination.
         --------------------------------------------

     (a) Death.  If, during the Agreement Period, Executive's employment is
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terminated by reason of Executive's death, this Agreement shall terminate without further obligations to Executive's legal representatives under this Agreement, other than those obligations accrued or earned by Executive hereunder as of the Date of Termination, including, for this purpose: (i) Executive's full Base Salary through the Date of Termination at the rate in effect on the Date of Termination, (ii) any accrued vacation pay not yet paid by the Company, and
(iii) any other amounts or benefits owing to Executive under the then applicable benefit plans or policies of the Company (such amounts and


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

benefits specified in clauses (i), (ii) and (iii) are hereinafter referred to as "Accrued Obligations"). The Company shall pay the amounts specified in clauses
(i) and (ii) within 10 days after the Date of Termination (and in no case later than 30 days after the Date of Termination) and shall pay the amounts and benefits in clause (iii) within 10 days when due.

     (b) Disability.  If, during the Agreement Period, Executive's employment is
         ----------
terminated by reason of Executive's Disability, this Agreement shall terminate without further obligations to Executive, other than the Accrued Obligations, on Executive's Disability Effective Date. Anything in this Agreement to the contrary notwithstanding, Executive shall be entitled after the Disability Effective Date to receive disability and other benefits at least equal to those provided by the Company to disabled employees and/or their families in accordance with such plans, programs and policies relating to Disability, if any, applicable to Executive at any time during the 90-day period immediately preceding the Effective Date.

     (c) Termination by the Company for Cause; Termination by Executive for
         ------------------------------------------------------------------
other than Good Reason.  If, during the Agreement Period, Executive's employment
----------------------
shall be terminated by the Company for Cause or by Executive other than for Good Reason, this Agreement shall terminate without further obligations to Executive, other than the Accrued Obligations, on the Date of Termination.

     (d) Termination by Executive for Good Reason; Termination by the Company
         --------------------------------------------------------------------
Other Than for Cause, Death or Disability.  If, during the Agreement Period, the
-----------------------------------------
Company shall terminate Executive's employment other than for Cause, Death or Disability, or the employment of Executive shall be terminated by Executive for Good Reason, upon the delivery by Executive to the Company of the release and waiver described in Section 5(f) hereof, Executive shall be entitled to the following payments and benefits:

         (i) the Company shall pay all Accrued Obligations (including a pro rata portion of Executive's Annual Bonus) to Executive;

         (ii) the Company shall pay Executive a severance benefit in an amount equal to twenty-four (24) times the monthly Base Salary being paid to Executive immediately prior to the Date of Termination, which severance benefit shall be paid either in one lump sum payment or, if requested by Executive and agreed to by the Company, in two lump sum payments on such date or dates following the Date of Termination as may be specified by Executive;

         (iii) the Company will offer Executive the right to extend the medical, dental and life insurance benefits in which Executive is participating immediately prior to the Date of Termination, at regular employee rates, for a continuous period of up to twenty-four (24) months thereafter or until Executive secures substantially similar coverages under the plans of a new employer, whichever is sooner, which extension period shall run concurrently with the extension period under the Consolidated Omnibus Budget Reconciliation Act of 1985;

         (iv) all of Executive's stock options and incentives will be fully vested and shall

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

be immediately exercisable for the remainder of the original option term;

         (v) the Company will provide outplacement services to Executive through a third party provider in accordance with the Company's historic policies and procedures for comparably situated executive personnel; and

         (vi) all benefits other than those specified above shall cease on the Date of Termination, including participation in the Company's 401(k) plan and pension plan.

     (e) Termination by Executive by Electing to Retire Under Enhanced Early
         -------------------------------------------------------------------
Retirement Program.  If, during the Agreement Period, the employment of
------------------
Executive is terminated by Executive electing to retire pursuant to an enhanced early retirement program offered by the Company, this Agreement shall terminate without further obligations to Executive, other than the Accrued Obligations, on the Date of Termination.

     (f) Release and Waiver.  To be eligible for any benefits or payments under
         ------------------
this Agreement, Executive must sign and deliver to the Company a Separation and Release Agreement, under which Executive agrees to release the Company, its directors, officers and employees, anyone claiming through the Company, and its shareholders, from any and all claims, charges, and causes of action whatsoever which Executive may have by reason of Executive's employment with and termination by the Company. Said claims or causes of action include, but are not limited to, suits for employment discrimination under Title VII of the Civil Rights Act of 1964, 42 U.S.C. (S) 1981, the Civil Rights Act of 1991, and any and all relevant state and/or municipal statutes; claims or causes of action for public policy violation, civil actions relating to negligence, age discrimination under the Age Discrimination in Employment Act of 1967, and any and all relevant state and/or municipal statutes; claims or causes of action for discrimination under the Americans with Disabilities Act of 1990, and any and all relevant state and/or municipal statutes; claims or causes of action for discrimination under the Rehabilitations Act of 1973; claims or causes of action under the Family and Medical Leave Act of 1993, and any and all relevant state and/or municipal statutes; claims or causes of action for wrongful discharge, and claims or causes of action for breach of any alleged employment contract, both written and oral, arising out of Executive's employment with the Company; claims or causes of action for defamation or intentional infliction of emotional distress, interference with contract or prospective business relationship, and for breach of any covenant of good faith and fair dealing.

     6.  Non-Exclusivity of Rights.  Nothing in this Agreement shall prevent or
         -------------------------
limit Executive's continuing or future participation in any benefit, bonus incentive or other plan or program provided by the Company or any of its affiliated companies and for which Executive may qualify, nor shall anything herein limit or otherwise affect such rights that Executive may have under any stock option or other agreements with the Company. Amounts which are vested benefits or which Executive is otherwise entitled to receive under any plan or program of the Company at or subsequent to the Date of Termination shall be payable in accordance with such plan or program.

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

     7.  No Setoff; Cooperation.  The Company's obligation to make the payments
         ----------------------
provided for in this Agreement and otherwise to perform its obligations hereunder shall not be affected by any setoff, counterclaim, recoupment, defense or other claim, right or action which the Company may have against Executive or others. Notwithstanding anything to the contrary contained herein, payment of severance benefits pursuant to Section 5 hereof is conditional upon Executive's cooperating fully with the Company in connection with all matters relating to Executive's employment with the Company and upon Executive doing or saying nothing derogatory about the Company or its businesses or personnel.

     8.  Confidential Information and Non-Solicitation.
         ---------------------------------------------

     (a) Confidential Information.  Executive shall hold in a fiduciary capacity
         ------------------------
for the benefit of the Company all secret or confidential information, knowledge or data relating to the Company and its businesses, which shall have been obtained by Executive during Executive's employment by the Company and which shall not be public knowledge (other than by acts by Executive in violation of this Agreement). After termination of the Executive's employment with the Company, Executive shall not, without the prior written consent of the Company, communicate or divulge any such secret or confidential information, knowledge or data to anyone other than the Company and those designated by it. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement.

     (b) Non-Solicitation.  Executive agrees that, during the Agreement Period
         ----------------
and for a period of two years after the termination of their employment with the Company pursuant to Section 5 hereof, Executive will not:

         (i) solicit, raid, entice or induce any present or prospective employee of the Company to be employed by any competitor of the Company;

         (ii) solicit business for any competitor from, or transact business for any competitor with, any person, firm or corporation which was, at any time during Executive's employment hereunder, a customer of the Company; or

         (iii) assist a competitor in taking such action.

     (c) Remedies.  Executive agrees that any breach or threatened breach or
         --------
alleged breach or alleged threatened breach by Executive of any provision of this Section 8 will entitle the Company, in addition to any other legal remedies available to it, to apply to any court of competent jurisdiction to enjoin the breach or threatened breach or alleged breach or alleged threatened breach, it being acknowledged and agreed that any such material breach will cause irreparable injury to the Company and that any damages will not provide adequate remedies to the Company. The parties understand and intend that each restriction agreed to by Executive will be construed as separable and divisible from every other restriction, and that the unenforceability, in whole or in part, of any restriction will not affect the enforceability of the remaining restrictions and that one or more or all


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

of such restrictions may be enforced in whole or in part as the circumstances warrant. No waiver of any one breach of the restrictions contained herein will be deemed a waiver of any future breach. In no event shall an asserted violation of the provisions of this Section 8 constitute a basis for deferring or withholding any amounts otherwise payable to Executive under this Agreement. Executive agrees that upon any breach by Executive of any provision of this
Section 8, the Company shall be entitled to liquated damages in an amount equal to the severance benefit paid to Executive under this Agreement. This agreement to pay liquated damages does not restrict or limit, in any way whatsoever, the Company from obtaining any other legal remedies available to it.

     9.  Exclusive Remedy.  Executive's rights to severance benefits pursuant to
         ----------------
Section 5 hereof shall be Executive's sole and exclusive remedy for any termination of Executive's employment by the Company without Cause or by Executive for Good Reason. The payments, severance benefits and severance protections provided to Executive pursuant to this Agreement are provided in lieu of any severance payments, severance benefits and severance protections provided in any other plan or policy of the Company, except as may be expressly provided in writing under the terms of any plan or policy of the Company, or in a written agreement between the Company and Executive entered into after the date of this Agreement. In no event shall Executive be obligated to seek other employment or take any other action by way of mitigation of the amounts payable to Executive under any of the provisions of this Agreement. The Company agrees to pay, to the full extent permitted by law, all legal fees and expenses which Executive may reasonably incur as a result of any contest (regardless of the outcome thereof) by the Company or others of the validity or enforceability of, or liability under, any provision of this Agreement.

     10.  Statement of Intention.  It is the intention of the parties hereto
          ----------------------
that, prior to the Effective Date, this Agreement shall not create any rights or obligations in the Executive or the Company, or require any payments by the Company to Executive, except as expressly provided herein.

     11.  Successors.
          -----------

     (a)  Executive.  This Agreement is personal to Executive and, without the
          ---------
prior written consent of the Company, shall not be assignable by Executive otherwise than by will or the laws of descent and distribution. This Agreement shall inure to the benefit of and be enforceable by the Executive's legal representatives.

     (b)  The Company.  This Agreement shall inure to the benefit of and be
          -----------
binding upon the Company and its successors. The Company will require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of the Company to expressly assume and agree to perform this Agreement in the same manner and to the same extent that the Company would be required to perform it if no such succession had taken place. As used in this Agreement, "Company" shall include any successor to its business and/or assets as aforesaid which assumes and agrees to perform this Agreement by operation of law, or otherwise.


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

     12.  Miscellaneous.
          -------------

     (a)  Interpretation.  This Agreement shall be governed by and construed in
          --------------
accordance with the laws of the State of Missouri, without reference to principles of conflict of laws. The captions of this Agreement are not part of the provisions hereof and shall have no force or effect.

     (b)  Notices.  All notices and other communications hereunder shall be in
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writing and shall be given by hand delivery to the other party or by registered or certified mail, return receipt requested, postage prepaid, addressed to Executive at Executive's address on the payroll records of the Company and to the Company as follows:

          Arch Mineral Corporation
          CityPlace One, Suite 300
          St. Louis, MO  63141

          Att:  Senior Vice President - Law & Human Resources

or to such other address as either party shall have furnished to the other in writing in accordance herewith. Notice and communications shall be effective when actually received by the addressee.

     (c)  Severability.  The invalidity or unenforceability of any provision of
          ------------
this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

     (d)  Withholding Taxes.  The Company may withhold from any amounts payable
          -----------------
under this Agreement such federal, state or local taxes as shall be required to be withheld pursuant to any applicable law or regulation.

     (e)  No Waiver.  The failure of Executive or the Company to insist upon
          ---------
strict compliance with any provision hereof shall not be deemed to be a waiver of such provision or any other provision thereof.

     (f)  Entire Agreement.  This Agreement contains the entire understanding of
          ----------------
the Company and Executive with respect to the subject matter hereof. This Agreement may not be amended or modified otherwise than by a written agreement executed by the parties hereto or their respective successors and legal representatives.

     (g)  At Will Employment.  Executive and the Company acknowledge that the
          ------------------
employment of Executive by the Company is "at will" and may be terminated by either Executive or the Company at any time, for any reason or for no reason whatsoever.


     IN WITNESS WHEREOF, Executive and the Company have executed this Agreement as of the day and year first above written.


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

                         Executive:


                         ______________________________________

                         ______(Name)


                         Arch Mineral Corporation:


                         _______________________________________
                         Senior Vice President - Law & Human Resources






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